UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2012

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(Address of principal executive offices)

(561) 630-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2012, the Board of Directors (the “Board”) of Bankrate, Inc. (the “Company”) increased the size of the Board from eight members to nine members and elected Mr. Michael J. Kelly as a director, effective immediately, to fill the vacancy created by the increase to the size of the Board. The Board has designated Mr. Kelly as a Class II director with a term to expire at the Company’s 2013 annual meeting of stockholders. Mr. Kelly has also been appointed to the Audit Committee of the Board. In order to comply with certain rules regarding independence of members of the Audit Committee under the New York Stock Exchange Listed Company Manual and the Securities Exchange Act of 1934, and concurrently with Mr. Kelly’s appointment to the audit committee, Mr. Mitch Truwit resigned as a member of the Audit Committee of the Board. As a non-employee director, Mr. Kelly will receive the compensation under the Company’s director compensation policy described under the heading “Director Compensation” on page 28 of the Company’s Proxy Statement filed with the SEC on April 30, 2012, the description of which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2012	BANKRATE, INC.

	By:	/s/ James R. Gilmartin
James R. Gilmartin VP, General Counsel